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                                                                      Exhibit 23

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                  -----------------------------------------


        As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated March 11, 1996 included in Registration Statement File Nos. 33-61932, 33-59185 and 33-59183. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1995 or performed any audit procedures subsequent to the date of our report.





                                                            ARTHUR ANDERSEN LLP

Boston, Massachusetts
March 29, 1996